NON QUALIFIED STOCK OPTION AGREEMENT
                  QUAD CITY HOLDINGS, INC. STOCK INCENTIVE PLAN


A. A STOCK OPTION for a total of ___ shares of Common Stock, par value $1.00, of Quad City Holdings, Inc., a Delaware corporation, (herein the "Company") is hereby granted to ________ ________, (herein the "Optionee"), subject in all respects to the terms and provisions of the Quad City Holdings, Inc. 1997 Stock Incentive Plan (herein the "Plan"), dated November 20, 1996, which has been adopted by the Company and which is incorporated herein by reference.

B. The option price as determined by the Board of Directors of the Company is __________ dollars and __ cents ($__.__) per share.

C. This Option may not be exercised if the issuance of shares of Common Stock of the Company upon such exercise would constitute a violation of any applicable Federal or State securities or other law or valid regulation. The Optionee, as a condition to his/her exercise of this Option, shall represent to the Company that the shares of Common Stock of the Company that he/she acquires under this Option are being acquired by him/her for investment and not with a present view to distribution or resale, unless counsel for the Company is then of the opinion that such a representation is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

D. This Option may not be transferred in any manner otherwise than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by him/her. The terms of this Option shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.

E. This Option may not be exercised more than ten (10) years from the date of its grant, and may be exercised during such term only in accordance with the terms of the Plan.

F. This Option shall vest at a rate of 20% per year, with the first 20% being vested on ____ __, ____.

Dated _____________________, ____

                                            QUAD CITY HOLDINGS, INC.



                                            By
                                               ---------------------------------
                                               President

ATTEST:

-----------------------------

The Optionee acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that he/she is familiar with the terms and provisions thereof. The Optionee hereby accepts this Option subject to all the terms and provisions of the Plan. The Optionee hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Board of Directors and, where applicable, the Compensation and Benefits Committee, upon any questions arising under the Plan. As a condition to the issuance of shares of Common Stock of the Company under this Option, the Optionee agrees to remit to the Company at the time of any exercise of the Option any taxes required to be withheld by the Company under Federal, State, or Local law as a result of the exercise of this Option.

Dated _____________________ , ____


                                            ------------------------------------
                                            Optionee